UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 4, 2016

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) owns 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC (“Oncor”). Oncor Holdings is wholly owned by Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”). EFH Corp. and the substantial majority of its direct and indirect subsidiaries, excluding Oncor Holdings, Oncor and their respective subsidiaries (the “Oncor Entities”), filed voluntary petitions for relief under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware on April 29, 2014 (the “EFH Bankruptcy Proceedings”).

On July 29, 2016, EFH Corp., EFIH and certain other subsidiaries of EFH Corp. that are debtors in the EFH Bankruptcy Proceedings (the “EFH Debtors”) entered into a plan support agreement (the “Plan Support Agreement”) with NextEra Energy, Inc. (“NEE”) to effect an agreed upon restructuring of the EFH Debtors pursuant to an amendment to a plan of reorganization filed in the Bankruptcy Court (the “Amended Plan”). In addition, on July 29, 2016, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NEE and EFH Merger Co., LLC (“Merger Sub”), a wholly-owned subsidiary of NEE. Pursuant to the Merger Agreement, at the effective time of the Amended Plan with respect to the EFH Debtors, EFH Corp. will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly-owned subsidiary of NEE. The Plan Support Agreement and Merger Agreement were filed with the Securities and Exchange Commission (the “SEC”) by EFH Corp. on July 29, 2016 and are available on the SEC’s public website, www.sec.gov, with EFH Corp.’s filings (file number 1-12833).

On August 4, 2016, at the request of and with the consent of EFIH, Oncor Holdings and Oncor entered into a letter agreement with NEE and Merger Sub (the “Oncor Letter Agreement”). The Oncor Letter Agreement sets forth certain rights and obligations of the Oncor Entities, NEE and Merger Sub to cooperate in the manner set forth therein with respect to initial steps to be taken in connection with the reorganization of EFH Corp. and EFIH (the “EFH Acquisition”) and the other transactions described in the Merger Agreement.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 5, 2016, consistent with the terms of the Oncor Letter Agreement, each of James R. Adams, Thomas M. Dunning, Robert A. Estrada, Printice L. Gary, William T. Hill, Jr., Timothy A. Mack, and Richard W. Wortham III (collectively, the “Independent Directors”) agreed with NEE and Merger Sub to submit his resignation from the board of directors of Oncor, with such resignation to be effective as of the effective time of the Merger (the “Effective Time”), so long as the following conditions have been met: (i) the board of directors of EFH Corp. and the EFIH Disinterested Director (as defined in the Oncor Letter Agreement) (if the Merger Agreement or the Purchase Transactions (as defined in the Oncor Letter Agreement) are designated as a conflict matter by the board of directors of EFIH), have provided their prior written consent to such resignation at least seven days prior to the Effective Time; (ii) the Bankruptcy Court has entered into an order approving the Merger Agreement and has confirmed the Amended Plan; (iii) the PUCT Approval (as defined in the Merger Agreement) has been obtained; and (iv) the Public Utility Commission of Texas has not expressly objected to the resignation. The Independent Directors’ conditional agreement to submit their resignations will not be effective unless and until the Bankruptcy Court in the EFH Bankruptcy Proceedings has entered an order approving the Merger Agreement.

Prior to the closing of the Purchase Transactions, the obligations of the Independent Directors’ described above may be terminated (i) by mutual written consent of the Independent Directors, NEE and Merger Sub, (ii) automatically, without any action, upon termination of the the Oncor Letter Agreement, and/or (iii) if any of the conditions set forth in the preceding paragraph have not been satisfied, in the sole fiduciary judgment of each of the Independent Directors.

Item 8.01 OTHER EVENTS.

On August 4, 2016, at the request of and with the consent of EFIH, Oncor Holdings and Oncor entered into the Oncor Letter Agreement described in the Introductory Note above. The obligations of Oncor Holdings and Oncor under the Oncor Letter Agreement are not effective unless and until the Bankruptcy Court approves EFH Corp.’s entry into the Merger Agreement, other than that prior to that time, the Oncor Entities are to conduct, in all material respects, their businesses in the ordinary course of business consistent with the plan for 2016 and 2017 contained in Oncor’s current long-range business plan.

The Oncor Letter Agreement is not intended to give NEE or Merger Sub, directly or indirectly, the right to control or direct the operations of any of the Oncor Entities prior to the receipt of all approvals required by the Bankruptcy Court, the Public Utility Commission of Texas and other governmental entities and the consummation of the EFH Acquisition and related transactions (if and when such transactions are consummated). In addition, Oncor Holdings and Oncor have not endorsed or approved any restructuring involving Oncor Holdings or Oncor or any other transaction proposed by NEE or Merger Sub involving Oncor Holdings or Oncor.

The foregoing discussion of the terms of the Oncor Letter Agreement is qualified in its entirety by reference to the full text thereof included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Letter Agreement, dated August 4, 2016, by and among NextEra Energy, Inc., EFH Merger Co., LLC, Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ David M. Davis
Name: David M. Davis
Title: Senior Vice President and Chief Financial Officer

Dated: August 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement, dated August 4, 2016, by and among NextEra Energy, Inc., EFH Merger Co., LLC, Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.